Exhibit 99.1

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$8,955	$13,002
Accounts receivable, net of allowances of $537 in 2016 and $568 in 2015	83,086	57,647
Inventories	66,204	45,912
Prepaid expenses and other current assets	3,348	3,142
Income tax receivable	446	1,158
Deferred income tax assets	28,771	10,840
Total current assets	190,810	131,701
Property and equipment, net of accumulated depreciation at $16,079 in 2016 and $10,539 in 2015	18,799	8,309
Goodwill	12,791	-
Intangible assets, net of accumulated amortization at $51,791 in 2016 and $41,803 in 2015	56,868	23,045
Deferred income tax assets	22,617	15,386
Other assets	2,480	1,100
Total assets	$304,365	$179,541

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$73,168	$33,846
Accrued liabilities	10,725	5,068
Preliminary contingent payments	12,139	-
Accrued wages and wage related expenses	4,838	2,261
Sales returns liability	28,289	7,849
Current portion of long-term debt, net of deferred loan costs of $65 in 2016	6,185	-
Revolving line of credit	30,195	-
Total current liabilities	165,539	49,024
Noncurrent portion of long-term debt, net of deferred loan costs of $157 in 2016	15,468	-
Other noncurrent liabilities	513	-
Total liabilities	181,520	49,024
Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized; 33,825 and 33,219 shares issued in 2016 and 2015, respectively	34	33
Additional paid-in capital	92,660	88,983
Accumulated other comprehensive loss	(1,505)	(1,597)
Treasury stock, 5,679 common shares in 2016 and 2015, at cost	(35,194)	(35,194)
Retained earnings	66,850	78,292

Total stockholders' equity	122,845	130,517
Total liabilities and stockholders' equity	$304,365	$179,541

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ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Net sales	$124,662	$66,774	$286,928	$190,679
Cost of sales	81,516	41,903	189,180	117,894
Gross profit	43,146	24,871	97,748	72,785

Operating expenses:
Advertising and marketing	3,389	2,759	8,578	7,450
Selling, general and administrative	25,607	13,750	70,243	41,014
Loss on disputed mophie purchase price	24,317	-	24,317	-
Transaction costs	145	-	2,467	-
Amortization of definite-lived intangibles	2,398	2,134	9,909	6,403

Total operating expenses	55,856	18,643	115,514	54,867

Income (loss) from operations	(12,710)	6,228	(17,766)	17,918

Other expense:
Interest expense	(575)	(26)	(1,367)	(79)
Other expense	(81)	(76)	(272)	(53)

Total other income (expense)	(656)	(102)	(1,639)	(132)

Income (loss) before provision for income taxes	(13,366)	6,126	(19,405)	17,786

Income tax (provision) benefit	6,261	(2,387)	7,963	(7,155)

Net income (loss)	$(7,105)	$3,739	$(11,442)	$10,631

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.25)	$0.13	$(0.41)	$0.36
Diluted earnings (loss) per share	$(0.25)	$0.13	$(0.41)	$0.36

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ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Net income (loss) in accordance with GAAP	$(7,105)	$3,739	$(11,442)	$10,631

Adjustments:

a. Stock based compensation expense	1,386	898	3,679	2,708
b. Depreciation and amortization	4,989	3,455	16,484	9,551
c. Recovery of reserves on note receivable	-	(639)	-	(639)
d. Other (income) expense	656	102	1,639	132
e. mophie transaction costs	145	-	2,467	-
f. mophie fair value inventory write-up related to acquisition	(739)	-	2,586	-
g. mophie restructuring charges	138	-	1,201	-
h. mophie employee retention bonus	300	-	500	-
i. Loss on disputed mophie purchase price	24,316	-	24,316	-
j. Provision for income taxes	(6,261)	2,387	(7,963)	7,155

Adjusted EBITDA	$17,825	$9,942	$33,467	$29,538

Adjusted Net Income Reconciliation - Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016		September 30, 2015

Net income (loss) in accordance with GAAP	$(7,105)	$3,739	$(11,442)		$10,631

Adjustments:

a. Amortization of mophie acquired intangibles	740	-	4,485		-
b. mophie transaction costs	145	-	2,467		-
c. mophie fair value inventory write-up related to acquisition	(739)	-	2,586		-
d. mophie restructuring charges	138	-	1,201		-
e. mophie employee retention bonus	300	-	500		-
f. Loss on disputed mophie purchase price	24,316	-	24,316		-
g. Income tax effects	(9,524)*	-	(13,600	)*	-

Adjusted net income	$8,271	$3,739	$10,513		$10,631

Adjusted diluted earnings per share	$0.29	$0.13	$0.38		$0.36

Weighted average number of shares outstanding - diluted	28,125	28,930	27,987		29,451

* For comparative purposes, we applied an annualized statutory tax rate of 38.25% in 2016.

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